UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2005

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 Acton Street, Maynard, MA	01754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2005, the Board of Directors of SeaChange International, Inc. approved the payment to the Chairperson of the Audit Committee of the Board of an additional fee commencing with the fiscal year ending January 31, 2006 in the amount of $2,000 per quarter for a total payment of $8,000 per annum. The current Chairperson of the Audit Committee of the Board is Mary Palermo Cotton.

On May 26, 2005, SeaChange became committed to purchase for $8,925,000.00 a facility located at 50 Nagog Park Drive in Acton, Massachusetts pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”), dated as of April 29, 2005, with LB February 2005 Nagog Park Drive LLC. The Purchase Agreement contains customary representations and warranties and provides for certain deliverables to be made at closing, currently scheduled for June 9, 2005.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	Purchase and Sale Agreement between LB February 2005 Nagog Park Drive LLC and SeaChange International, Inc., dated April 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ William C. Styslinger, III
William C. Styslinger, III
President and Chief Executive Officer

Dated: May 27, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement between LB February 2005 Nagog Park Drive LLC and SeaChange International, Inc., dated April 29, 2005.